UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2009

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2009, the Board of Directors of MoneyGram International, Inc. (the "Corporation"), upon recommendation of the Human Resources and Nominating Committee, approved the following:

• MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as amended February 9, 2009 (the "Omnibus Plan"), subject to approval of the stockholders of the Corporation at its next Annual Meeting of Stockholders. The Omnibus Plan was amended to (i) increase the aggregate number of shares that may be issued under all Awards under the Omnibus Plan from 7.5 million to 47 million shares, (ii) increase the aggregate number of shares that may be granted to an Eligible Person in any calendar year under the Omnibus Plan from 500,000 to 10 million shares, (iii) revise the Omnibus Plan’s definition of Fair Market Value from the average of the high and low sales prices of the shares on the NYSE on a given date to the closing sale price of the shares on the NYSE on a given date, (iv) add a definition of Change in Control, and (v) add a definition of Qualifying Termination. In addition, certain administrative changes were made to such plan. A copy of the MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as amended February 9, 2009, is filed herewith as Exhibit 10.01.

• Form of Amended and Restated Non-Employee Director Indemnification Agreement. The Non-Employee Director Indemnification Agreement was amended to provide flexibility with respect to indemnification of directors as allowed by Delaware law and to provide subrogation rights to any party with a right to nominate a director. In addition, certain administrative changes were made to such agreement. A copy of the Form of Amended and Restated Non-Employee Director Indemnification Agreement is filed herewith as Exhibit 10.02.

• Form of Employee Director Indemnification Agreement. The Employee Director Indemnification Agreement provides indemnification of employee directors as allowed by Delaware law. A copy of the Form of Employee Director Indemnification Agreement is filed herewith as Exhibit 10.03.

Item 8.01 Other Events.

On February 12, 2009, MoneyGram International, Inc. announced the establishment of a date to hold its next Annual Meeting of Stockholders, as well as a record date for the determination of stockholders to receive notice of and to vote at such meeting and the items to be submitted for a stockholder vote. A copy of the Press Release is furnished herewith as Exhibit 99.01.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

February 13, 2009	By:	/s/ David J. Parrin

Name: David J. Parrin
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.01	MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as amended February 9, 2009
10.02	Form of Amended and Restated Non-Employee Director Indemnification Agreement between MoneyGram International, Inc. and Non-Employee Directors of MoneyGram International, Inc.
10.03	Form of Employee Director Indemnification Agreement between MoneyGram International, Inc. and Employee Directors of MoneyGram International, Inc.
99.01	Press Release dated February 12, 2009 Announcing Annual Meeting of Stockholders